Exhibit 25(d)(1)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

1 COLUMBUS CIRCLE
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

1 Columbus Circle, 19th Floor

New York, New York 10019

(212) 250 – 1663

(Name, address and telephone number of agent for service)

______________________________________________________

Duke Energy
Indiana, LLC

(Exact name of obligor as specified in its charter)

Indiana	35-0594457
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1000 East Main Street
Plainfield, IN	46168
(Address of principal executive offices)	(Zip code)

_____________________________

Debt Securities of Duke Energy Indiana, LLC

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

N/A

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	A copy of existing By-Laws of Deutsche Bank Trust Company Americas, dated April 26, 2018 (see attached).

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 19th day of September, 2022.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Title:	Director

Deutsche Bank National Trust Company26732 Los Angeles, CA 90067-471206/2012 Board of Governors of the Federal Reserve System OMB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires December 31, 2024 Page 1 of 87 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices OnlyFFIEC 041 Report at the close of business June 30, 2022 20220630 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member This report form is to be filed by banks with domestic offices only banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161and total consolidated assets of less than $100 billion, except (National banks); and 12 U.S.C. §1464 (Savings associations). those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes Unless the context indicates otherwise, the term "bank" in this that are required to file the FFIEC 031. report form refers to both banks and savings associations. NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor- responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief. accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supportingDirector (Trustee)Signature of Chief Financial Officer (or Equivalent)Director (Trustee) 7/30/2022 Date of SignatureDirector (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either: of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- (a) Using computer software to prepare its Call Report and then ated version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collec- tion (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. Deutsche Bank National Trust Company Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by Los Angeles fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov. City (RSSD 9130) FDIC Certificate Number 26732 CA 90067-4712 (RSSD 9050) State Abbreviation (RSSD 9200)Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 529900U7AT9B9UMLXG16 (Report only if your institution already has an LEI.) (RCON 9224)The estimated average burden associated with this information collection is 55.53 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burdenestimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond toa collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burdenshould be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governorsof the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2022

Deutsche Bank National Trust Company 26732 Los Angeles, CA 90067-4712 06/2012 FFIEC 041 Page 17 of 87 Consolidated Report of Condition for Insured Banks RC-1 and Savings Associations for June 30, 2022 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) …………………………….…….…........................ 0081 85,237 1.a. b. Interest-bearing balances (2) ……………………………………………………….................................... 0071 113,572 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3) ……………………………............................... JJ34 0 2.a. b. Available-for-sale debt securities (from Schedule RC-B, column D)…………………….……................................... 1773 100,639 2.b. c. Equity securities with readily determinable fair values not held for trading (4) …………………………. JA22 0 2.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold………………………………………………………......................................................... B987 0 3.a. b. Securities purchased under agreements to resell (5, 6) ………………………….......................................... B989 0 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale………………………………………………………..……................................... 5369 0 4.a. b. Loans and leases held for investment……………….................................... B528 0 4.b. c. LESS: Allowance for loan and lease losses……………....................................... 3123 0 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) (7) ………............................... B529 0 4.d. 5. Trading assets (from Schedule RC-D)…………………………………………………….…….................................. 3545 0 5. 6. Premises and fixed assets (including capitalized leases)…………………………………….................................. 2145 37,695 6. 7. Other real estate owned (from Schedule RC-M)………………………………………………............................... 2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies……………………............................... 2130 0 8. 9. Direct and indirect investments in real estate ventures...................................……...................................... 3656 0 9. 10. Intangible assets (from Schedule RC-M)………………………………………………………………………………………………………… 2143 0 10. 11. Other assets (from Schedule RC-F) (6) …………………………………………………………….................................. 2160 64,918 11. 12. Total assets (sum of items 1 through 11)………………………………………………………....................................... 2170 402,061 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)………………………………................... 2200 0 13.a. (1) Noninterest-bearing (8) ………………………………………………..………….. 6631 0 13.a.(1) (2) Interest-bearing……………………………………………………..…………….. 6636 0 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (9) ………………………………………..…………......................................... B993 0 14.a. b. Securities sold under agreements to repurchase (10) ………………………………………………..................................... B995 0 14.b. 15. Trading liabilities (from Schedule RC-D)…………………………………………………..………….............................................. 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)................................. 3190 0 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (11) ……………………………………………………………………..……………….................. 3200 0 19. __________ 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8. Includes noninterest-bearing demand, time, and savings deposits. 9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 10. Includes all securities repurchase agreements, regardless of maturity. 11. Includes limited-life preferred stock and related surplus. 06/2022